Ex-28.h.4.d.

AMENDED AND RESTATED FEE WAIVER AND/OR EXPENSE ASSUMPTION

AGREEMENT FOR DFA INVESTMENT DIMENSIONS GROUP INC.

AMENDED AND RESTATED FEE WAIVER AND/OR EXPENSE ASSUMPTION AGREEMENT, made this      day of             , 2016, between DFA Investment Dimensions Group Inc., a Maryland corporation (the “Fund”), on behalf of certain portfolios of the Fund, as identified below (each a “Portfolio,” and together, the “Portfolios”), and Dimensional Fund Advisors LP, a Delaware limited partnership (“Dimensional”) (formerly Dimensional Fund Advisors Inc.), amending and restating certain waiver agreements previously entered into by the Fund and Dimensional.

WHEREAS, Dimensional has entered into Investment Management Agreements on behalf of the Portfolios, pursuant to which Dimensional provides various services for the Portfolios, and for which Dimensional is compensated based on the average net assets of such Portfolios; and

WHEREAS, the Fund and Dimensional have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to limit the expenses of the Portfolios of the Fund as listed below;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Fee Waiver and Expense Assumption by Dimensional.

(a)

Dimensional agrees to waive all or a portion of its management fee and assume the ordinary operating expenses of a class of each of the following Portfolios (excluding the expenses that the Portfolio incurs indirectly through its investment in other investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of a class of each Portfolio, on an annualized basis, to the following percentages of a class of the respective Portfolio’s average net assets (the “Expense Limitation Amount”):

Portfolio	Expense Limitation Amount
DFA California Intermediate-Term Municipal Bond Portfolio	0.23%
DFA California Short-Term Municipal Bond Portfolio	0.30%
DFA Intermediate-Term Extended Quality Portfolio	0.22%
DFA Intermediate-Term Municipal Bond Portfolio	0.23%
DFA Inflation-Protected Securities Portfolio	0.20%
DFA International Real Estate Securities Portfolio	0.29%
DFA Real Estate Securities Portfolio	0.18%
DFA Selectively Hedged Global Fixed Income Portfolio	0.25%
DFA Short-Term Extended Quality Portfolio	0.22%
DFA World-ex US Government Fixed Income Portfolio	0.20%
Emerging Markets Core Equity Portfolio	0.85%
Emerging Markets Social Core Equity Portfolio[1]	0.85%
International Core Equity Portfolio	0.49%
International Sustainability Core 1 Portfolio	0.42%
International Vector Equity Portfolio	0.60%
T.A. U.S. Core Equity 2 Portfolio	0.30%
U.S. Core Equity 1 Portfolio	0.23%
U.S. Core Equity 2 Portfolio	0.26%
U.S. Sustainability Core 1 Portfolio	0.25%
U.S. Vector Equity Portfolio	0.36%
International Social Core Equity Portfolio	0.60%
U.S. Large Cap Growth Portfolio	0.20%
U.S. Small Cap Growth Portfolio	0.40%
International Large Cap Growth Portfolio	0.30%

[1]	Dimensional has voluntarily agreed to assume the costs of the Portfolio’s engagement of its Social Screen Vendor but may terminate the assumption of this expense at any time.

Portfolio	Expense Limitation Amount
International Small Cap Growth Portfolio	0.55%
U.S. Large Cap Equity Portfolio	0.19%
DFA Municipal Real Return Portfolio	0.27%
DFA Municipal Bond Portfolio	0.23%
DFA LTIP Portfolio	0.15%
DFA Targeted Credit Portfolio	0.20%
VIT Inflation-Protected Securities Portfolio	0.18%
DFA NY Municipal Bond Portfolio	0.25%

(b)

Dimensional agrees to waive all or a portion of its management fee and to assume the expenses of a class of each of the following Portfolios (including the expenses that a Portfolio bears as a shareholder of other funds managed by the Advisor but excluding the expenses that the Portfolio incurs indirectly through its investment in unaffiliated investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of a class of each Portfolio, on an annualized basis, to the following percentages of a class of the respective Portfolio’s average net assets (the “Expense Limitation Amount”).

Portfolio	Expense Limitation Amount
DFA Global Real Estate Securities Portfolio	0.24%
DFA International Value ex Tobacco Portfolio	0.60%
DFA Investment Grade Portfolio	0.22%
DFA VA Global Moderate Allocation Portfolio (Class L10 shares)	0.45%
DFA VA Global Moderate Allocation Portfolio (Institutional Class shares)	0.40%
T.A. World ex U.S. Core Equity Portfolio	0.60%
DFA Commodity Strategy Portfolio	0.55%
World ex U.S. Core Equity Portfolio	0.47%

(c)

Dimensional agrees to waive up to the full amount of each Portfolio’s management fee (as stated below) to the extent necessary to offset the proportionate share of the management fees paid by the Portfolio through its investment in other funds managed by Dimensional (the “Underlying Funds”). In addition, Dimensional also agrees to waive all or a portion of the management fee and to assume the expenses of a class of each Portfolio to the extent necessary to reduce the ordinary operating expenses (including expenses incurred through its investment in other investment companies) (“Portfolio Expenses”) of a class of the Portfolio so that such Portfolio Expenses, on an annualized basis, do not exceed the following percentages of a class of the respective Portfolio’s average net assets (the “Expense Limitation Amount”).

Portfolio	Management Fee	Expense Limitation Amount
Selectively Hedged Global Equity Portfolio	0.30%	0.40%
World ex U.S. Targeted Value Portfolio	0.58%	0.80%

(d)

Dimensional agrees to waive up to the full amount of the DFA Short-Duration Real Return Portfolio’s management fee of 0.20% to the extent necessary to offset the proportionate share of the management fees paid by the Portfolio through its investment in other funds managed by Dimensional (the “Underlying Funds”). In addition, Dimensional also agrees to waive all or a portion of the management fee and to assume the ordinary operating expenses of a class of the Portfolio (including the expenses that the Portfolio bears as a shareholder of other funds managed by the Advisor but excluding the expenses that the Portfolio incurs indirectly through its investment in unaffiliated investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of a class of the Portfolio to 0.24% of the average net assets of a class of the Portfolio on an annualized basis (the “Expense Limitation Amount”).

(e)

Dimensional agrees to waive up to the full amount of the World Core Equity Portfolio’s management fee of 0.30% to the extent necessary to offset the proportionate share of the management fees paid by the Portfolio through its investment in other funds managed by Dimensional (the “Underlying Funds”) (including the Portfolio’s proportionate share of any management fees that an Underlying Fund paid through its investment in an affiliated cash management fund). Further, Dimensional also agrees to assume the expenses of a class of the Portfolio to the extent necessary to reduce the ordinary operating expenses (including expenses incurred through its investment in other investment companies) (“Portfolio Expenses”) of a class of the Portfolio so that the Portfolio Expenses do not exceed 0.35% of the average net assets of a class of the Portfolio on an annualized basis (the “Expense Limitation Amount”).

(f)

Dimensional agrees to reduce all or a portion of its management fee and, if necessary, to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended) of each such Portfolio, such fee waiver and assumption of expenses as detailed below, to the extent necessary to limit the annualized expenses of each Portfolio to the rate reflected below for each Portfolio (“Expense Limitation Amount”):

Portfolio	Expense Limitation Amount
Tax-Managed U.S. Equity Portfolio	Dimensional has agreed to waive its management fee and assume the ordinary operating expenses of a class of the Portfolio (excluding the expenses that the Portfolio incurs indirectly through investment in other investment companies) to the extent necessary to reduce the expenses of a class of the Portfolio when its total operating expenses exceed 0.22% of the average net assets of a class of the Portfolio on an annualized basis.

U.S. Targeted Value Portfolio	Dimensional has agreed to waive its management fee and to assume the expenses of the Portfolio’s Institutional Class shares (excluding the expenses the Portfolio incurs indirectly through investment in other investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of the Portfolio’s Institutional Class shares to 0.50% of the average net assets of such class of the Portfolio on an annualized basis.

(g)

Dimensional agrees to waive its management fee and to assume the expenses of Institutional Class shares of the shares of the Dimensional Retirement Income Fund, Dimensional 2005 Target Date Retirement Income Fund, Dimensional 2010 Target Date Retirement Income Fund, Dimensional 2015 Target Date Retirement Income Fund, Dimensional 2020 Target Date Retirement Income Fund, Dimensional 2025 Target Date Retirement Income Fund, Dimensional 2030 Target Date Retirement Income Fund, Dimensional 2035 Target Date Retirement Income Fund, Dimensional 2040 Target Date Retirement Income Fund, Dimensional 2045 Target Date Retirement Income Fund, Dimensional 2050 Target Date Retirement Income Fund, Dimensional 2055 Target Date Retirement Income Fund, and Dimensional 2060 Target Date Retirement Income Fund (each, a “Portfolio”) (excluding the expenses the Portfolio incurs indirectly through investment in other investment companies managed by Dimensional) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of the Institutional Class shares of each Portfolio to 0.06% of the average net assets of Institutional Class shares of the Portfolio on an annualized basis.

2.	Fee Waiver by Dimensional.

(a)

Dimensional agrees to waive all or a portion of its management fee to the extent necessary to reduce the ordinary operating expenses (excluding expenses incurred through investment in other investment companies) (“Portfolio Expenses”) of a class of each of the following Portfolios so that such Portfolio Expenses, on an annualized basis, do not exceed the rate reflected below for a class of each Portfolio (the “Expense Limitation Amount”):

Portfolio	Expense Limitation Amount
DFA Short-Term Government Portfolio (formerly the DFA Five-Year Government Portfolio)	0.20%
DFA Short-Term Municipal Bond Portfolio	0.30%
U.S. Social Core Equity 2 Portfolio	0.60%

(b)

Dimensional agrees to waive up to the full amount of the World ex U.S. Value Portfolio’s management fee of 0.47% to the extent necessary to offset the proportionate share of the management fees paid by the Portfolio through its investment in other funds managed by Dimensional (the “Underlying Funds”). In addition, Dimensional also agrees to waive all or a portion of the management fee that remains payable by the Portfolio (i.e., the management fee remaining after the proportionate share of the Underlying Funds’ management fees have been offset (the “Remaining Management Fee”)) to the extent necessary to reduce the Portfolio’s ordinary operating expenses (including expenses incurred through its investment in other investment companies) (“Portfolio Expenses”) so that such Portfolio Expenses do not exceed 0.60% of the Portfolio’s average net assets on an annualized basis (the “Expense Limitation Amount”). The maximum amount that may be waived to limit Portfolio Expenses pursuant to this paragraph is the amount of the Remaining Management Fee.

3.

Duty to Reimburse Dimensional. If, at any time, the Portfolio Expenses are less than the applicable Expense Limitation Amount of a class of shares of a Portfolio, the Fund, on behalf of the Portfolio, shall reimburse Dimensional for any fees previously waived and/or expenses previously assumed to the extent that such reimbursement will not cause the annualized Portfolio Expenses for such class of shares of the Portfolio to exceed the applicable Expense Limitation Amount identified above. There shall be no obligation of the Fund, on behalf of a Portfolio, to reimburse Dimensional for fees waived or expenses previously assumed by Dimensional more than thirty-six (36) months prior to the date of any reimbursement.

4.	Assignment. No assignment of this Agreement shall be made by Dimensional without the prior consent of the Fund.

5.

Duration and Termination. This Agreement shall begin on February 28, 2016, and shall continue in effect until February 28, 2017 for each Portfolio, and shall continue in effect from year to year thereafter, unless and until the Fund or Dimensional notifies the other party to the Agreement, at least thirty days (30) prior to the end of the one-year period for a Portfolio, of its intention to terminate the Agreement. This Agreement shall automatically terminate upon the termination of the Investment Advisory Agreement or Administration Agreement, as applicable, between Dimensional and the Fund, on behalf of such Portfolio.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DFA INVESTMENT DIMENSIONS GROUP INC.	DIMENSIONAL FUND ADVISORS LP

By: DIMENSIONAL HOLDINGS INC., General Partner

By:	By:
Name:	Name:
Title:	Title:

As amended: February     , 2016